Exhibit 99.1

Intel Reports Fifth Consecutive Quarter of Record Revenue

All Business Segments Report Double-Digit Revenue Growth Year-over-Year

Non-GAAP Results

  Revenue: A record $13.1 billion, up $2.3 billion, 22 percent year-over-year
  Gross margin: 62 percent, down 5.5 percentage points year-over-year
  Operating income: $4.2 billion, up $221 million, 6 percent year-over-year
  Net income: $3.2 billion, up $290 million, 10 percent year-over-year
  EPS: 59 cents, up 8 cents, 16 percent year-over-year

GAAP Results

  Revenue: A record $13.0 billion, up $2.3 billion, 21 percent year-over-year
  Gross margin: 61 percent, down 6.6 percentage points year-over-year
  Operating income: $3.9 billion, down $46 million, 1 percent year-over-year
  Net income: $3.0 billion, up $67 million, 2 percent year-over-year
  EPS: 54 cents, up 3 cents, 6 percent year-over-year

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 20, 2011--Intel Corporation today reported its fifth consecutive quarter of record revenue, with double-digit revenue growth across all business segments.

On a Non-GAAP basis, revenue was $13.1 billion, operating income was $4.2 billion, net income was $3.2 billion, and EPS was 59 cents. On a GAAP basis, the company reported second-quarter revenue of $13.0 billion, operating income of $3.9 billion, net income of $3.0 billion, and EPS of 54 cents.

The company generated approximately $4.0 billion in cash from operations, paid cash dividends of $961 million, and used $2.0 billion to repurchase 93 million shares of common stock.

“We achieved a significant new milestone in the second quarter, surpassing $13.0 billion in revenue for the first time,” said Paul Otellini, Intel president and CEO. “Strong corporate demand for our most advanced technology, the surge of mobile devices and Internet traffic fueling data center growth, and the rapid rise of computing in emerging markets drove record results. Intel’s 23 percent revenue growth in the first half and our increasing confidence in the second half of 2011 position us to grow annual revenue in the mid-20 percent range.”

Non-GAAP Financial Comparison
Quarterly Results
	Q2 2011	vs. Q1 2011	vs. Q2 2010
Revenue	$13.1 billion	up 2%	up 22%
Operating Income	$4.2 billion	down 2%	up 6%
Net Income	$3.2 billion	down 3%	up 10%
Earnings Per Share	59 cents	flat	up 16%

Non-GAAP results exclude certain acquisition accounting impacts and expenses related to acquisitions and the related income tax effects of these charges.

GAAP Financial Comparison
Quarterly Results
	Q2 2011	vs. Q1 2011	vs. Q2 2010
Revenue	$13.0 billion	up 1%	up 21%
Operating Income	$3.9 billion	down 5%	down 1%
Net Income	$3.0 billion	down 7%	up 2%
Earnings Per Share	54 cents	down 4%	up 6%

Q2 2011 Key Financial Information (GAAP)

  Business unit trends:
  PC Client Group revenue up 11 percent year-over-year.
  Data Center Group revenue up 15 percent year-over-year.
  Other Intel architecture group revenue up 84 percent year-over-year, including Embedded & Communications Group revenue up 25 percent year-over-year.
  Intel® Atom™ microprocessor and chipset revenue of $352 million, down 15 percent year-over-year.
  The acquisitions of McAfee Inc. and Infineon Wireless Solutions (now Intel Mobile Communications) contributed revenue of $1.0 billion in their first full-quarter of results.
  The platform average selling price (ASP) was approximately flat sequentially and up year-over-year.
  Gross margin was 61 percent, consistent with the company’s expectation.
  R&D plus MG&A spending was $3.9 billion, consistent with the company’s expectation.
  Net loss of $4 million from equity investments and interest and other, versus the company’s expectation of a $50 million net gain.
  The effective tax rate was 25 percent, below the company’s expectation of 29 percent.
  The company used $2.0 billion to repurchase 93 million shares of common stock.
  The second quarter of 2011 had 13 weeks of business, while the first quarter of 2011 had 14 weeks.

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after July 20.

Q3 2011 (GAAP, unless otherwise stated)

  Revenue: $14.0 billion, plus or minus $500 million.
  Non-GAAP revenue: $14.1 billion, plus or minus $500 million, excluding certain acquisition-related accounting impacts.
  Gross margin percentage: 64 percent, plus or minus a couple percentage points.
  Non-GAAP gross margin percentage: 65 percent plus or minus a couple percentage points, excluding certain accounting impacts and expenses related to acquisitions.
  R&D plus MG&A spending: approximately $4.3 billion.
  Amortization of acquisition-related intangibles: approximately $75 million.
  Impact of equity investments and interest and other: gain of approximately $100 million.
  Depreciation: approximately $1.3 billion.

Full-Year 2011 (GAAP, unless otherwise stated)

  Gross margin percentage: 63 percent, plus or minus a couple percentage points, unchanged.
  Non-GAAP gross margin percentage: 64 percent, plus or minus a couple percentage points, excluding certain accounting impacts and expenses related to acquisitions, unchanged.
  Spending (R&D plus MG&A): $16.2 billion, plus or minus $200 million, up from the company’s previous expectation of $15.7 billion, plus or minus $200 million.
  Amortization of acquisition-related intangibles: approximately $260 million, unchanged.
  Tax rate: approximately 28 percent for the third and fourth quarters, below the company’s previous expectation of 29 percent.
  Depreciation: $5.2 billion, plus or minus $100 million, up from the company’s previous expectation of $5.0 billion, plus or minus $100 million.
  Capital spending: $10.5 billion, plus or minus $400 million, up from the company’s previous expectation of $10.2 billion, plus or minus $400 million.
  2011 will have 53 weeks of business versus the typical 52 weeks.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business Sept. 16 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, and tax rate, will be effective only through the close of business on July 27. Intel’s Quiet Period will start from the close of business on Sept. 16 until publication of the company’s third-quarter earnings release, scheduled for Oct. 18. During the Quiet Period, all of the Business Outlook and other forward looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only, and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the third quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.

  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; product mix and pricing; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended April 2, 2011.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations web-site at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the third quarter of 2011 on Tuesday, Oct. 18, 2011. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PDT at www.intc.com.

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, the Intel logo, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	July 2,	June 26,	July 2,	June 26,
	2011	2010	2011	2010
NET REVENUE	$13,032	$10,765	$25,879	$21,064
Cost of sales	5,130	3,530	10,092	7,300
GROSS MARGIN	7,902	7,235	15,787	13,764

Research and development	1,986	1,666	3,902	3,230
Marketing, general and administrative	1,905	1,584	3,680	3,098
R&D AND MG&A	3,891	3,250	7,582	6,328
Amortization of acquisition-related intangibles	76	4	112	7
OPERATING EXPENSES	3,967	3,254	7,694	6,335
OPERATING INCOME	3,935	3,981	8,093	7,429
Gains (losses) on equity investments, net	(25)	193	3	162
Interest and other, net	21	11	206	40
INCOME BEFORE TAXES	3,931	4,185	8,302	7,631
Provision for taxes	977	1,298	2,188	2,302
NET INCOME	$2,954	$2,887	$6,114	$5,329

BASIC EARNINGS PER COMMON SHARE	$0.56	$0.52	$1.14	$0.96
DILUTED EARNINGS PER COMMON SHARE	$0.54	$0.51	$1.11	$0.94

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,294	5,563	5,376	5,546
DILUTED	5,441	5,711	5,527	5,696

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	July 2,	April 2,	Dec. 25,
	2011	2011	2010
CURRENT ASSETS
Cash and cash equivalents	$4,635	$4,188	$5,498
Short-term investments	3,106	3,536	11,294
Trading assets	3,806	4,254	5,093
Accounts receivable, net	3,359	3,542	2,867
Inventories:
Raw materials	546	585	471
Work in process	1,450	1,783	1,887
Finished goods	2,034	1,731	1,399
	4,030	4,099	3,757
Deferred tax assets	1,973	1,906	1,488
Income taxes receivable	905	—	481
Other current assets	1,288	1,270	1,133
TOTAL CURRENT ASSETS	23,102	22,795	31,611

Property, plant and equipment, net	20,778	19,559	17,899
Marketable equity securities	892	980	1,008
Other long-term investments	992	1,863	3,026
Identified intangible assets, net	6,700	6,872	860
Goodwill	9,141	9,069	4,531
Other long-term assets	4,484	4,414	4,251
TOTAL ASSETS	$66,089	$65,552	$63,186

CURRENT LIABILITIES
Short-term debt	$71	$54	$38
Accounts payable	2,742	2,757	2,290
Accrued compensation and benefits	2,111	1,536	2,888
Accrued advertising	1,086	1,055	1,007
Deferred income	1,824	1,813	747
Income taxes payable	—	729	232
Other accrued liabilities	2,520	3,621	2,125
TOTAL CURRENT LIABILITIES	10,354	11,565	9,327

Long-term income taxes payable	188	267	190
Long-term debt	2,090	2,083	2,077
Long-term deferred tax liabilities	2,215	1,783	926
Other long-term liabilities	2,519	2,505	1,236
Stockholders' equity:
Preferred stock	—	—	—
Common stock and capital in excess of par value	16,245	16,271	16,178
Accumulated other comprehensive income (loss)	466	481	333
Retained earnings	32,012	30,597	32,919
TOTAL STOCKHOLDERS' EQUITY	48,723	47,349	49,430
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$66,089	$65,552	$63,186

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q2 2011	Q1 2011	Q2 2010
GEOGRAPHIC REVENUE:
Asia-Pacific	$7,391	$7,262	$6,166
	57%	56%	57%
Americas	$2,909	$2,715	$2,173
	22%	21%	20%
Europe	$1,564	$1,645	$1,294
	12%	13%	12%
Japan	$1,168	$1,225	$1,132
	9%	10%	11%

CASH INVESTMENTS:
Cash and short-term investments	$7,741	$7,724	$12,229
Trading assets - marketable debt securities (1)	3,796	3,734	5,543
Total cash investments	$11,537	$11,458	$17,772

TRADING ASSETS:
Trading assets - equity securities (2)	$10	$520	$531
Total trading assets - sum of 1+2	$3,806	$4,254	$6,074

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$759	$826	$582
Deferred income from software and services group	1,065	987	110
Total current deferred income	$1,824	$1,813	$692

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,248	$1,287	$1,086
Share-based compensation	$262	$300	$232
Amortization of intangibles	$256	$155	$63
Capital spending	($2,484)	($2,723)	($1,048)
Investments in non-marketable equity instruments	($148)	($147)	($100)
Stock repurchase program	($2,000)	($4,000)	—
Proceeds from sales of shares to employees, tax benefit & other	$373	$240	$218
Dividends paid	($961)	($994)	($877)
Net cash received/(used) for divestitures/acquisitions	($75)	($8,166)	($33)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,294	5,452	5,563
Dilutive effect of employee equity incentive plans	94	102	96
Dilutive effect of convertible debt	53	52	52
Weighted average common shares outstanding - diluted	5,441	5,606	5,711

STOCK BUYBACK:
Shares repurchased	93	189	—
Cumulative shares repurchased (in billions)	3.7	3.6	3.4
Remaining dollars authorized for buyback (in billions)	$8.2	$10.2	$5.7

OTHER INFORMATION:
Employees (in thousands)	96.5	93.5	80.4

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended		Six Months Ended
	July 2,	June 26,	July 2,	June 26,
	2011	2010	2011	2010
Net Revenue
PC Client Group
Microprocessor revenue	$6,533	$5,902	$13,356	$11,594
Chipset, motherboard and other revenue	1,788	1,599	3,586	3,282
	8,321	7,501	16,942	14,876
Data Center Group
Microprocessor revenue	2,054	1,797	4,115	3,349
Chipset, motherboard and other revenue	382	317	785	636
	2,436	2,114	4,900	3,985

Other Intel Architecture Group	1,389	755	2,538	1,429
Intel Architecture Group	12,146	10,370	24,380	20,290

Software and Services Group	511	65	751	123
All other	375	330	748	651
TOTAL NET REVENUE	$13,032	$10,765	$25,879	$21,064

Operating income (loss)
PC Client Group	$3,284	$3,333	$6,827	$6,420
Data Center Group	1,204	1,061	2,426	1,894
Other Intel Architecture Group	(33)	76	(69)	102
Intel Architecture Group	4,455	4,470	9,184	8,416

Software and Services Group	(14)	(48)	(66)	(92)
All other	(506)	(441)	(1,025)	(895)
TOTAL OPERATING INCOME	$3,935	$3,981	$8,093	$7,429

Our operating groups shown above are comprised of the following:

• PC Client Group: Delivering microprocessors and related chipsets and motherboards designed for the notebook and desktop (including high-end enthusiast PCs) market segments; and wireless connectivity products.
• Data Center Group: Delivering microprocessors and related chipsets and motherboards designed for the server, workstation, and storage computing market segments; and wired network connectivity products.
• Other Intel Architecture Group consist of the following:
• Intel Mobile Communications: Delivering mobile phone components such as baseband processors, radio frequency transceivers, and power management chips.
• Embedded and Communications Group: Delivering microprocessors and related chipsets for embedded applications.
• Netbook and Tablet Group: Delivering microprocessors and related chipsets for the netbook and tablet market segments.
• Digital Home Group: Delivering Intel Architecture-based products for next-generation consumer electronics devices.
• Ultra-Mobility Group: Delivering low-power Intel Architecture-based products in the next-generation handheld market segment.
• Software and Services Group consists of the following:
• McAfee: A wholly owned subsidiary delivering software products for endpoint security, system security, consumer security, network security, and risk and compliance.
•Wind River Software Group: A wholly owned subsidiary delivering device software optimization products to the embedded and handheld market segments, serving a variety of hardware architectures.
• Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.
All Other consists of the following:
• Non-Volatile Memory Solutions Group: Delivering advanced NAND flash memory products for use in a variety of devices.
• Corporate: Revenue, expenses and charges such as:
• A portion of profit-dependent compensation and other expenses not allocated to the operating groups.

• Divested businesses and results of seed businesses that support our initiatives.

• Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
EXPLANATION OF NON-GAAP RESULTS

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Deferred revenue write-down and associated costs: Business combination accounting principles require us to write down to fair values the software license updates; software product and hardware systems support contracts; product support contracts and hardware systems support contracts assumed in our acquisitions. The revenue for these support contracts is deferred and typically recognized over a one year period, so our GAAP revenues for the one year period after the acquisition does not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these support contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. Intel records charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for Intel’s acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of Intel’s acquisitions. Consequently, Intel’s non-GAAP adjustments exclude these charges to facilitate an evaluation of Intel’s current operating performance and comparisons to Intel’s past operating performance.

Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Results" in this earnings release for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

	(In millions, except per share amounts)
	Three Months Ended		Six Months Ended
	July 2,	June 26,	July 2,	June 26,
	2011	2010	2011	2010

GAAP NET REVENUE	$13,032	$10,765	$25,879	$21,064
Adjustment for deferred revenue write-down	80	-	110	-
NON-GAAP NET REVENUE	$13,112	$10,765	$25,989	$21,064

GAAP GROSS MARGIN	$7,902	$7,235	$15,787	$13,764
Adjustment for:
Deferred revenue write-down and associated costs	75	-	103	-
Amortization of acquisition-related intangibles	136	16	210	32
Inventory valuation	-	-	33	-
NON-GAAP GROSS MARGIN	$8,113	$7,251	$16,133	$13,796

GAAP GROSS MARGIN PERCENTAGE	60.6%	67.2%	61.0%	65.3%
Adjustment for:
Deferred revenue write-down and associated costs	0.2%	-	0.1%	-
Amortization of acquisition-related intangibles	1.1%	0.2%	0.9%	0.2%
Inventory valuation	-	-	0.1%	-
NON-GAAP GROSS MARGIN PERCENTAGE	61.9%	67.4%	62.1%	65.5%

GAAP OPERATING INCOME	$3,935	$3,981	$8,093	$7,429
Adjustment for:
Deferred revenue write-down and associated costs	75	-	103	-
Amortization of acquisition-related intangibles	212	20	322	39
Inventory valuation	-	-	33	-
NON-GAAP OPERATING INCOME	$4,222	$4,001	$8,551	$7,468

GAAP NET INCOME	$2,954	$2,887	$6,114	$5,329
Adjustment for:
Deferred revenue write-down and associated costs	75	-	103	-
Amortization of acquisition-related intangibles	212	20	322	39
Inventory valuation	-	-	33	-
Income tax effect	(51)	(7)	(98)	(14)
NON-GAAP NET INCOME	$3,190	$2,900	$6,474	$5,354

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.54	$0.51	$1.11	$0.94
Adjustment for:
Deferred revenue write-down and associated costs	0.02	-	0.02	-
Amortization of acquisition-related intangibles	0.04	-	0.06	0.01
Inventory valuation	-	-	-	-
Income tax effect	(0.01)	-	(0.02)	(0.01)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.59	$0.51	$1.17	$0.94

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and reconciliations from this outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Results" in this earnings release for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

	($ in millions)
	Q3 2011 Outlook		2011 Outlook
GAAP NET REVENUE	$14,000	+/- $500
Adjustment for deferred revenue write-down	100
NON-GAAP NET REVENUE	$14,100	+/- $500

GAAP GROSS MARGIN PERCENTAGE	64.0%	+/- a couple percentage points	63.0%	+/- a couple percentage points
Adjustment for:
Deferred revenue write-down and associated costs	0.3%		0.1%
Amortization of acquisition-related intangibles	0.7%		0.9%
NON-GAAP GROSS MARGIN PERCENTAGE	65.0%	+/- a couple percentage points	64.0%	+/- a couple percentage points

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